Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Justin Gonzalez, President, Chief Executive Officer, Secretary, Treasurer and Chairman of the Board of Boon Industries, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Quarterly Report on Form 10 - Q of the Company for the period ended March 31, 2022 (the “Report”) fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date: May 16, 2022

/s/ Justin Gonzalez
Justin Gonzalez
President, Chief Executive Officer, Secretary, Treasurer and Chairman of the Board